Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

February 2011 Performance Update

The Frontier Fund Supplement Dated February 28, 2011 to the Prospectus Dated April 30, 2010 and the Supplement to the Prospectus Dated January 28, 2011.

The Frontier Fund Class 2 Original

T H E     F RO N T I E R     F U N D ’ S     G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

February performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2 Original	February 28, 2011	February 28, 2011	NAV /Unit
	MTD	YTD
Balanced Series-2	0.44%	4.85%	$167.20
Balanced Series-2a	0.33%	4.67%	$139.89
Campbell/Graham/Tiverton Series-2	2.58%	3.79%	$136.72
Currency Series-2	-1.73%	-2.77%	$92.79
Long/Short Commodity Series-2	3.59%	11.22%	$170.46
Winton/Graham Series-2	2.41%	2.21%	$147.22
Winton Series-2	1.91%	2.00%	$157.07
Long Only Commodity Series-2	2.12%	3.80%	$107.65
Managed Futures Index Series-2	1.60%	0.30%	$130.08

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of February 28, 2011. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$2,618,478.86
Unrealized trading gain/(loss)			(2,020,148.51)
Less: commissions			(82,125.48)
Less: FCM fees			(27,261.47)
Foreign currency gain/(loss)			(28,962.07)
Interest income			(467.12)

Total Income			459,514.21

EXPENSES

Management fees			40,568.84
Incentive fees			69,780.90

Total Expenses			110,349.74

Net Income (Loss)			$349,164.47

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	477,034.36624	$79,410,521.64	166.47
Current month additions	—	—
Current month redemptions	(6,408.65443)	(1,072,955.48)
Net Income (loss) for current month		349,164.47

Net Asset Value, end of current month	470,625.71181	$78,686,730.63	167.20

	Monthly rate of return		0.44%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Balanced Series 2

THE FRONTIER FUND BALANCED SERIES - 2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$123,668.95
Unrealized trading gain/(loss)			(95,746.76)
Less: commissions			(3,858.97)
Less: FCM fees			(1,282.06)
Foreign currency gain/(loss)			(1,355.26)
Interest income			1,909.76

Total Income			23,335.66

EXPENSES

Trading Fee			5,889.21
Management fees			1,908.20
Incentive fees			3,222.44

Total Expenses			11,019.85

Net Income (Loss)			$12,315.81

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	26,653.39027	$3,716,315.58	139.43
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		12,315.81

Net Asset Value, end of current month	26,653.39027	$3,728,631.39	139.89

	Monthly rate of return		0.33%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Balanced Series 2a

THE FRONTIER FUND BERKELEY/GRAHAM/TIVERTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$284,063.19
Unrealized trading gain/(loss)			(22,331.64)
Less: commissions			(9,943.34)
Less: FCM fees			(3,202.75)
Foreign currency gain/(loss)			1,172.06
Interest income			(82.27)

Total Income			249,675.25

EXPENSES

Management fees			24,775.82
Incentive fees			11,119.17

Total Expenses			35,894.99

Net Income (Loss)			$213,780.26

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	62,458.20062	$8,324,489.69	133.28
Current month additions	—	—
Current month redemptions	(791.48628)	(107,291.17)
Net Income (loss) for current month		213,780.26

Net Asset Value, end of current month	61,666.71434	$8,430,978.78	136.72

	Monthly rate of return		2.58%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Berkeley/Graham/Tiverton Series 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			(57,909.55)
Unrealized trading gain/(loss)			(166,710.03)
Net change in inter-series payables			219598.87
Less: FCM fees			(5,022.34)
Interest income			5,764.74

Total Income			(4,278.31)

EXPENSES

Management fees			8,524.18
Incentive fees			—

Total Expenses			8,524.18

Net Income (Loss)			$(12,802.49)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	7,829.86035	$739,310.47	94.42
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		(12,802.49)

Net Asset Value, end of current month	7,829.86035	$726,507.98	92.79

	Monthly rate of return		-1.73%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$780,222.05
Unrealized trading gain/(loss)			(25,958.95)
Less: commissions			(11,537.07)
Less: FCM fees			(6,510.72)
Foreign currency gain/(loss)			(371.25)
Interest income			20,454.59

Total Income			756,298.65

EXPENSES

Management fees			63,779.12
Incentive fees			96,866.77

Total Expenses			160,645.89

Net Income (Loss)			$595,652.76

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	100,900.42212	$16,603,237.71	164.55
Current month additions	—	—
Current month redemptions	(435.78251)	(73,692.01)
Net Income (loss) for current month		595,652.76

Net Asset Value, end of current month	100,464.63961	$17,125,198.46	170.46

	Monthly rate of return		3.59%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Long/Short Commodity Series 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$164,464.15
Unrealized trading gain/(loss)			206,070.78
Less: commissions			(9,007.29)
Less: FCM fees			(4,475.78)
Foreign currency gain/(loss)			45.67
Interest income			2,985.19

Total Income			360,082.72

EXPENSES

Management fees			28,597.14
Incentive fees			53,245.14

Total Expenses			81,842.28

Net Income (Loss)			$278,240.44

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	80,462.95805	$11,567,031.13	143.76
Current month additions	—	—
Current month redemptions	(5,489.02177)	(807,861.10)
Net Income (loss) for current month		278,240.44

Net Asset Value, end of current month	74,973.93628	$11,037,410.47	147.22

	Monthly rate of return		2.41%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Winton/Graham Series 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$235,167.88
Unrealized trading gain/(loss)			31,969.87
Less: commissions			(723.18)
Less: FCM fees			(4,377.58)
Foreign currency gain/(loss)			30.93
Interest income			5,491.80

Total Income			267,559.72

EXPENSES

Management fees			19,691.42
Incentive fees			30,910.50

Total Expenses			50,601.92

Net Income (Loss)			$216,957.80

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	73,826.92782	$11,378,718.42	154.13
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		216,957.80

Net Asset Value, end of current month	73,826.92782	$11,595,676.22	157.07

	Monthly rate of return		1.91%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$17,549.48
Unrealized trading gain/(loss)			(505.48)
Less: commissions			—
Less: FCM fees			(305.34)
Foreign currency gain/(loss)			—
Interest income			1,322.51

Total Income			18,061.17

EXPENSES

Management fees			793.09
Incentive fees			—

Total Expenses			793.09

Net Income (Loss)			$17,268.08

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	7,711.22856	$812,882.15	105.42
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		17,268.08

Net Asset Value, end of current month	7,711.22856	$830,150.23	107.65

	Monthly rate of return		2.12%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Long Only Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$159,650.14
Unrealized trading gain/(loss)			(98,740.37)
Less: commissions			(910.97)
Less: FCM fees			(1,416.29)
Foreign currency gain/(loss)			485.38
Interest income			5,331.96

Total Income			64,399.85

EXPENSES

Management fees			5,944.01
Incentive fees			—

Total Expenses			5,944.01

Net Income (Loss)			$58,455.84

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	28,481.64664	$3,646,338.25	128.02
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		58,455.84

Net Asset Value, end of current month	28,481.64664	$3,704,794.09	130.08

	Monthly rate of return		1.60%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Managed Futures Index Series 2